Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

April 30, 2025

Board of Directors
VICI Properties Inc.
535 Madison Avenue, 28th Floor
New York, New York 10022

To the addressee referred to above:
We are acting as counsel to VICI Properties Inc., a Maryland corporation (the “Company”), in connection with the public offering of up to $1,666,776,068 aggregate gross sales price of the Company’s common stock, $0.01 par value per share (the “Offered Shares”), all of which is to be offered and sold by the Company from time to time in accordance with the terms of the Equity Distribution Agreement, dated May 6, 2024, by and among the Company, VICI Properties OP LLC, a Delaware limited liability company (“VICI OP”), and each of the persons named on Schedule 1 and Schedule 2 attached hereto (the “Equity Distribution Agreement”), which, among other things, contemplates that the Company may from time to time enter into one or more letter agreements with each of the persons named on Schedule 2 attached hereto (the “Forward Sale Agreements,” and together with the Equity Distribution Agreement, the “Agreements”), the form of which is attached as Annex II of the Equity Distribution Agreement. Pursuant to the Forward Sale Agreements, the Company may issue additional shares of common stock (the “Forward Settlement Shares,” and together with the Offered Shares, the “Shares”), in settlement of the transactions contemplated by the Forward Sale Agreements. The offering of the Shares by the Company is being made pursuant to a prospectus supplement dated April 30, 2025 and the accompanying base prospectus dated April 30, 2025 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 automatically effective on April 30, 2025 (the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not
Hogan Lovells US LLP is a limited liability partnership registered in the state of Delaware. “Hogan Lovells” is an international legal practice that includes Hogan Lovells US LLP and Hogan Lovells International LLP, with offices in: Alicante Amsterdam Baltimore Beijing Berlin Birmingham Boston Brussels Colorado Springs Denver Dubai Dublin Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Luxembourg Madrid Mexico City Miami Milan Minneapolis Monterrey Munich New York Northern Virginia Paris Philadelphia Riyadh Rome San Francisco São Paulo Shanghai Silicon Valley Singapore Tokyo Washington, D.C. For more information see www.hoganlovells.com.

independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
This opinion letter is based as to matters of law solely on the applicable provisions of Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
Based upon, subject to and limited by the foregoing, we are of the opinion that when issued in accordance with the provisions of the Agreements, the Shares will be validly issued, fully paid and nonassessable.
This opinion letter has been prepared for use in connection with the filing by the Company of a Quarterly Report on Form 10-Q on the date hereof, which Form 10-Q will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 10-Q and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP

Schedule 1

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Barclays Capital Inc.
745 7th Avenue
New York, New York 10019
BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Capital One Securities, Inc.
201 St. Charles Ave, Suite 1830
New Orleans, Louisiana 70170
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Citizens JMP Securities, LLC
600 Montgomery Street, Suite 1100
San Francisco, California 94111
Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
Evercore Group L.L.C.
55 East 52nd Street, 36th Floor
New York, New York 10055

As Managers

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Jefferies LLC
520 Madison Avenue
New York, New York 10022
KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Truist Securities, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001

Schedule 2

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Barclays Bank PLC
c/o Barclays Capital Inc.
745 7th Avenue
New York, New York 10019
BNP Paribas
787 Seventh Avenue
New York, New York 10019
Bank of America, N.A.
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Citizens JMP Securities, LLC
450 Park Avenue, 5th Floor
New York, New York 10022
Deutsche Bank AG, London Branch
c/o Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
JPMorgan Chase Bank, National Association, New York Branch
383 Madison Avenue
New York, New York 10179

As Forward Purchasers

Jefferies LLC
520 Madison Avenue
New York, New York 10022
KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC, as agent
1271 Avenue of the Americas
New York, New York 10020
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
The Bank of Nova Scotia
44 King Street West
Central Mail Room
Toronto, Ontario, Canada M5H 1H1
Truist Bank
3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Wells Fargo Bank, National Association
c/o Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001